AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       of
                      WALKER INTERNATIONAL INDUSTRIES, INC.



     Walker International Industries, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the Corporation is Walker International Industries, Inc. and the name under which the Corporation was originally incorporated is Walker Cinematography Corporation. The date of filing of its original Certificate of Incorporation with the Secretary of State was September 29, 1967.

2. This Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this corporation by:

         a. Amending Article FIRST to change the name of the Corporation from "Walker International Industries, Inc." to "Walker Financial Corporation;"
         b. Amending Article THIRD to expand the authorized nature of business and purpose of the Corporation to engage in any act or activity for which corporations may be lawfully organized under the General Corporation Law of Delaware;
         c. Amending Article FOURTH to increase the number of authorized shares of the Corporation's common stock from 1,000,000 to 100,000,000 shares;
         d. Amending Article FOURTH to authorize the issuance of 5,000,000 shares of serial preferred stock, in which the board of directors of the Corporation shall have the power to prescribe the classes, series and number of each class or series of the preferred stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of the preferred stock; and
         e. Adding Article THIRTEENTH to create a classified board of directors.

3. The text of the Certificate of Incorporation as amended or supplemented heretofore is further amended hereby to read in its entirety as follows:

         FIRST. The name of the corporation is Walker Financial Corporation (the "Corporation").

         SECOND. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19805. The name of the corporation's registered agent at that address is The Corporation Trust Company.

         THIRD. The nature of the business or purpose of the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended (the "GCL").

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         FOURTH.               The total number of shares of stock which the
                               Corporation shall have authority to issue is one hundred five million (105,000,000), of which five million (5,000,000) are to be designated preferred stock having a par value of $.10 per share and one hundred million (100,000,000) are to be common stock having a par value $0.10 per share. The powers, preferences, rights, qualifications, limitations, or restrictions of the shares of stock of each class and series which the Corporation is authorized to issue, are as follows:

                               (a) Common Stock. The common stock of the Corporation shall have all of the powers, rights and preferences as are afforded under the General Corporation Law of the State of Delaware.

                               (b) Preferred Stock. Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors of the Corporation. Each series shall be distinctly designated. All shares of any one series of preferred stock shall be alike in every particular way, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences, participating, optional and other rights of each such series and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Except as hereinafter provided, the board of directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions, adopted prior to the issuance of any shares of each particular series of preferred stock, the designation, powers, preferences and relative participating, optional and other rights and the qualifications, limitations and restrictions thereof, if any, of such series, including, without limiting the generality of the foregoing, the following:
                                   (i) the distinctive designation of, and the
                                       number of shares of preferred stock which shall constitute, each series, which number may be increased (except as otherwise fixed by the board of directors) or decreased (but not below the number of shares thereof outstanding) from time to time by action of the board of directors;
                                  (ii) the rate and times at which, and the
                                       terms and conditions upon which,
                                       dividends, if any, on shares of the
                                       series shall be paid, the extent of
                                       preferences or relations, if any, of such dividends to the dividends payable on any other class or classes of stock of the Corporation or on any series of preferred stock and whether such dividends shall be cumulative or non-cumulative;
                                 (iii) the right, if any, of the holders of
                                       shares of the same series to convert the same into, or exchange the same for, shares of any other class or classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

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                                  (iv) whether shares of the series shall be
                                       subject to redemption, and the redemption price or prices, including, without limitation, a redemption price or prices payable in shares of any class or classes of stock of the Corporation, cash or other property of the Corporation and the time or times at which, and the terms and conditions on which, shares of the series may be redeemed;
                                   (v) the rights, if any, of the holders of
                                       shares of the series upon voluntary or
                                       involuntary liquidation, merger,
                                       consolidation, distribution or sale of
                                       assets, dissolution, or winding up of the Corporation;
                                  (vi) the terms of any sinking fund or
                                       redemption or purchase account, if any,
                                       to be provided for shares of the series;
                                       and
                                 (vii) the voting powers, if any, of the holders
                                       of shares of the series which may,
                                       without limiting the generality of the
                                       foregoing, include (A) the right to more or less than one vote per share on any or all matters voted on by the stockholders of the Corporation, and (B) the right to vote as a series by itself or together with other series of preferred stock or together with all series of preferred stock as a class, on such matters, under such circumstances and on such conditions as the board of directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of preferred stock or together with all series of preferred stock as a class, to elect one or more directors of the Corporation in the event there shall have been a default in the payment of dividends on any one or more series of preferred stock or under such other circumstances and on such conditions as the board of directors may determine.

         FIFTH. The name and mailing address of each incorporator is as follows:

                         NAME                  MAILING ADDRESS
                         ----                  ---------------
                         B.J. Consono          10 West Tenth Street
                                               Wilmington, Delaware 19805

                         D.L. Weatherlow 10 West Tenth Street Wilmington, Delaware 19805

                         A.D. Grier            10 West Tenth Street
                                               Wilmington, Delaware 19805

         SIXTH.                The Corporation is to have perpetual existence.

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         SEVENTH.              In furtherance of and not in limitation of the
                               powers conferred by statute, the board of directors of the Corporation is expressly authorized:

                               To make, alter or repeal the bylaws of the Corporation.

                               To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

                               To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

                               By a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of at the meeting of the committee. Any such committee, to the extent provided in the resolution or in the by-laws of the Corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, the by-laws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

                               When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

         EIGHTH. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

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         NINTH.                The Corporation reserves the right to amend,
                               alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         TENTH. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for the payment of unlawful dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper/personal benefit.

         ELEVENTH.             Subject to conditions prescribed by statute and
                               to the full extent provided by section 145 of the Delaware General Corporation Law, (a) the
                               Corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding, civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership joint venture, trust, employee benefit plan or other enterprise which any director or officer of the Corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, and (b) the Corporation may pay, in advance of final disposition of any such action or proceeding, expenses incurred by such person in defending such action or proceeding.

         TWELFTH. Subject to conditions prescribed by statute and to the full extent provided by section 145 of the Delaware General Corporation Law, (a) the Corporation shall indemnify any person made a party to an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation, against the reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection with an appeal therein, and (b) the Corporation may pay, in advance of final disposition of any such action, expenses incurred by such person in defending such action or proceeding.

         THIRTEENTH.           (a)  The number of directors of the corporation
                                    shall be determined in the manner prescribed by the by laws of the Corporation.

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                               (b)  The board of directors shall be divided into
                                    three classes as nearly equal in number as possible. The terms of the office of the directors initially classified shall be as follows: Class I shall expire at the annual meeting of stockholders to be held in 2003; Class II shall expire at the annual meeting of stockholders to be held in 2004; and Class III shall expire at the annual meeting of stockholders to be held in 2005. The foregoing notwithstanding, each director shall serve until his or her successor shall have been duly elected and qualified, unless such director shall resign, become disqualified or disabled or shall otherwise be removed from office. Whenever a vacancy occurs on the board of directors, a majority of the remaining directors shall have the power to fill the vacancy by electing a successor director to fill that portion of the unexpired term resulting from the vacancy.

                               (c) At each annual meeting of stockholders after such initial classification, directors chosen to succeed those whose terms then expire at such annual meeting shall be elected for a term of office expiring at the third succeeding annual meeting of stockholders after their election. When the number of directors is increased by the board of directors and any newly created directorships are filled by the board of directors, there shall be no classification of the additional directors until the next annual meeting of stockholders. Directors elected, whether by the board of directors or by the stockholders, to fill a vacancy, subject to the foregoing, shall hold office for a term expiring at the annual meeting at which the term of the Class to which they shall have been elected expires. Any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.

4. Each of the amendments set forth in this Amended and Restated Certificate of Incorporation was duly adopted by vote of the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware and this Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with Section 245 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, Walker International Industries, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by Mitchell S. Segal, its President, this 18th day of September, 2002.


                               Walker International Industries, Inc.



                               By:                 /s/ Mitchell S. Segal
                                      -----------------------------------------
                                               Mitchell S. Segal, President